Exhibit 99.1
GigOptix, Inc. Launches

PALO ALTO, CA (December, 10 2008) – GigOptix, Inc. (GigOptix), a leading provider of electronic engines for the optically connected digital world announces its official launch as a public entity. GigOptix will trade with the stock symbol GGOX.OB on the OTC Bulletin Board (OTCBB: GGOX.OB).

This launch follows a year of momentous changes. GigOptix LLC, was launched in July 2007, by acquiring the assets of iTerra Communications, which developed high speed serial drivers, and quickly made a name for itself in the optical communications market.  In January of 2008, GigOptix LLC acquired Helix Semiconductors in Zurich, Switzerland. Helix core competency was based in their compact and resilient designs of parallel Transimpedance Amplifiers (TIAs) and VCSEL driver chip sets. Using this technology, combined with its high-speed drivers, GigOptix LLC became one of the few companies to offer a family of high speed optical Physical Media Dependant (PMD) ICs covering serial and parallel communication technologies from 1G to 100G.

Soon after, in March 27, 2008, GigOptix LLC entered into a definitive agreement to merge with Lumera Corporation (NASDAQ LMRA). Lumera developed high-performance optical modulators using electro-optic polymer materials. They used their core competency in nano-engineering to develop modulators that boast some of the fastest switching speeds with the lowest drive voltages in the industry, enabling system integrators to overcome serious problems while designing systems that will keep up with an ever increasing demand for bandwidth. On December 4th, the stockholders of Lumera approved the merger that created GigOptix, Inc.

GigOptix is always in search of great innovation in the optical communications market and found superior competency, both in technology and staff, at Lumera. GigOptix is proudly presenting a comprehensive portfolio of electronic components for the optical communications systems and is now pioneering the new and innovative technology that drives electro-optic polymer modulation. This technology is revolutionary and the key for the high speed efficiency that is desperately needed in this market of ever-increasing bandwidth. The GigOptix team’s experience in the commercialization of high performance integrated circuits will be used to bring the polymer modulators and other new electronic components to market.

“The balanced combination of innovation, execution and a secure growth engine, allows us to continue growing GigOptix’s business in a constant rate, both organically, through generating business and revenue to return on the development investments, and by strategic acquisitions”, commented Dr. Avi Katz Chief Executive Officer and Chairman of the Board of GigOptix. “We are thankful to our investors, partners and customers for their solid support and encouragement, which are the key ingredients of our business success”

Please join GigOptix on February 27, 2009 from 10:00am to 12:00pm for an open house. Dr. Katz explains that, “we are striving to enhance transparency in our business, as well as the involvement of our stockholders.  This will be the first open house hosted by GigOptix where we will share with our stockholders our business thoughts, directions, and establish an open dialogue regarding the best practices to prevail through this challenging economy, and come out of the down-turn stronger and well established in the industry.” More details pertaining to this open house will be released as we near the event date.

About GigOptix Inc.
GigOptix is a leading fabless manufacturer of electronic engines for the optically connected digital world. The Company offers a broad portfolio of high speed electronic devices including polymer electro-optic modulators, modulator drivers, laser drivers and TIAs for telecom, datacom, Infiniband and consumer optical systems, covering serial and parallel communication technologies from 1G to 100G. For more information, please visit www.GigOptix.com.

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Forward-Looking Statements

Except for the historical and current factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements by GigOptix regarding its expected financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which it operates, and similar matters are forward-looking statements. GigOptix’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the company’s registration statement on Form S-4 on file with the SEC, include overcapacity in the telecommunications and networking markets, competition resulting from consolidation within network equipment and telecommunications equipment companies, the company’s dependence on new product development, rapid technological and market change, the ability of the company to raise additional capital, and various other factors beyond the company’s control. Other important risk factors that could cause GigOptix's actual results to differ from those contained or implied in its forward-looking statements include the company’s possible failure to realize the cost savings, operating efficiencies and new revenue opportunities expected to result from the merger of Lumera Corporation and GigOptix LLC. Except for any obligation to disclose material information under the Federal securities laws, GigOptix undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

Contact:
Parker Martineau
GigOptix Inc.
IR@gigoptix.com
PR@gigoptix.com
650-424-1937 x102